As filed with the Securities and Exchange Commission on February 25, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CAMBIUM NETWORKS CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Cambium Networks, Inc.
3800 Golf Road, Suite 360
Rolling Meadows, Illinois	60008
(Address of Principal Executive Offices)	(Zip Code)

CAMBIUM NETWORKS CORPORATION 2019 SHARE INCENTIVE PLAN

CAMBIUM NETWORKS CORPORATION eMPLOYEE SHARE PURCHASE PLAN

(Full title of the plan)

 Intertrust Corporate Services (Cayman) Limited

One Nexus Way, Camana Bay

George Town

Grand Cayman KY1-9005

Cayman Islands

+1 (345) 943-3100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

(Telephone number, including area code, of agent for service)

Copies To:

Sally J. Rau
General Counsel
Cambium Networks, Inc.
3800 Golf Road, Suite 360
Rolling Meadows, Illinois 60008
(888) 863-5250

  Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☒

The Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act.

NOTE

REGISTRATION OF ADDITIONAL SHARES AND INCORPORATION OF CERTAIN INFORMATION

BY REFERENCE PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Cambium Networks Corporation, a Cayman Islands exempted company (the “Registrant”), relating to 1,587,352 ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), issuable under the Registrant’s 2019 Share Incentive Plan (the “Share Incentive Plan”) and Employee Share Purchase Plan (the “ESPP”). The Registrant previously filed with the Securities and Exchange Commission (the “Commission”) on June 26, 2019, March 24, 2020 and March 1, 2021 registration statements on Form S-8 (Registration No. 333-232341, Registration No. 333-23757 and Registration No. 333-253723) in each case relating to Ordinary Shares issuable under the Share Incentive Plan and ESPP (collectively, the “Prior Registration Statements”). The Prior Registration Statements are currently effective. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E of Form S-8 regarding the Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except for Items 3 and 8, which are being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on February 24, 2022 (the “Annual Report”);
(2)

The description of the Ordinary Shares contained in the Registrant’s Registration Statement on Form 8-A12B filed with the Commission on June 21, 2019, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description	Schedule/ Form	Incorporated by Reference File Number	Exhibit	Filing Date

4.1	Form of Amended and Restated Memorandum and Articles of Association	S-1/A	333-231789	3.1	June 13, 2019

4.2	Cambium Networks Corporation 2019 Share Incentive Plan	S-1/A	333-231789	10.17	June 13, 2019

4.3	Cambium Networks Corporation Employee Share Purchase Plan	S-1/A	333-231789	10.15	June 13, 2019

5.1*	Opinion of Walkers with respect to validity of issuance of securities.

23.1*	Consent of Walkers (included as part of Exhibit 5.1 hereto).

23.2*	Consent of KPMG LLP, independent registered public accounting firm.

24.1*	Power of Attorney (set forth on the signature page of this Registration Statement).

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saratoga, State of California on February 25, 2022.

CAMBIUM NETWORKS CORPORATION

By	/s/ Atul Bhatnagar
Name	Atul Bhatnagar
Title	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Atul Bhatnagar, Stephen Cumming and Sally Rau, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Atul Bhatnagar Atul Bhatnagar	President and Chief Executive Officer (Principal Executive Officer)	February 25, 2022

/s/ Stephen Cumming Stephen Cumming	Chief Financial Officer (Principal Financial Officer)	February 25, 2022
/s/ Marc Nelson Marc Nelson	Chief Accounting Officer (Principal Accounting Officer)	February 25, 2022

/s/ Robert Amen Robert Amen	Chairman of the Board	February 25, 2022
/s/ Alexander R. Slusky Alexander R. Slusky	Director	February 25, 2022
/s/ Bruce Felt Bruce Felt	Director	February 25, 2022
/s/ Vikram Verma Vikram Verma	Director	February 25, 2022
/s/ Kevin Lynch Kevin Lynch	Director	February 25, 2022